UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2005, Sun Microsystems, Inc. (“Sun”) entered into a retention letter agreement with David Yen, its Executive Vice President, Scalable Systems Group. Mr. Yen is listed as a “named executive officer” in Sun’s most recent proxy statement; however, Mr. Yen ceased being an executive officer of Sun on June 29, 2004. The agreement provides that Mr. Yen shall receive: (i) a cash retention bonus of $250,000 per year for three years, beginning in 2005; and (ii) a non-statutory stock option to purchase 200,000 shares of Sun common stock. The payment of the cash bonuses and the vesting of the stock option are subject to Mr. Yen’s continued employment by Sun.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2005

SUN MICROSYSTEMS, INC.

By:	/s/ Crawford Beveridge
Crawford Beveridge
Executive Vice President, People and Places, and Chief Human Resources Officer

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